UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 28, 2018

Medley Capital Corporation
(Exact Name of Registrant as Specified in its Charter)

Delaware
1-35040	(State or other jurisdiction of incorporation)	27-4576073
(Commission File Number)		(I.R.S. Employer Identification No.)
280 Park Avenue, 6th Floor East
New York, NY 10017
(Address of Principal Executive Offices and Zip Code)
Registrant’s telephone number, including area code: (212) 759-0777
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02    Termination of a Material Definitive Agreement.

On September 28, 2018 (the “Termination Date”), Medley Capital Corporation (the “Company”) paid all remaining outstanding obligations on the Termination Date and terminated the commitments under its existing Amended and Restated Senior Secured Revolving Credit Agreement (as amended by Amendment No. 1, Amendment No. 2, Amendment No. 3 and Amendment No. 4, the “Facility”), by and among the Company, ING Capital LLC, as administrative agent, and the lenders party thereto from time to time. Such prepayment and termination were undertaken in connection with the previously announced execution of and in anticipation of the transactions under the Agreement and Plan of Merger by and between the Company and Sierra Income Corporation (“Sierra”), pursuant to which the Company will merge with and into Sierra, and the Agreement and Plan of Merger by and among Medley Management Inc., Sierra and Sierra Management Inc., pursuant to which Medley Management Inc. will merge with and into Sierra Management Inc. Immediately prior to its termination, total commitments under the Facility were $150.0 million.

Pursuant to the terms of the Facility, the Company did not incur any material early termination penalties in connection with the termination of the Facility.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 28, 2018		MEDLEY CAPITAL CORPORATION

	By:	/s/ Richard T. Allorto, Jr.
	Name:	Richard T. Allorto, Jr.
	Title:	Chief Financial Officer